Exhibit 3.5

AMENDED AND RESTATED

BYLAWS OF

H&E EQUIPMENT SERVICES, INC.

(as of               , 2006)

ARTICLE I

OFFICES

Section 1.               Registered Office.  The address of the Corporation’s registered office in the state of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of the Corporation’s registered agent at such address is The Corporation Trust Company.  The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2.               Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               Annual Meetings.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting, including, without limitation, for the purpose of the delivery of an annual report of the Board of Directors, shall be held at such place, within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”)), such date, and such time as designated by the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 2.               Special Meetings.  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chief Executive Officer, President, the Chairman of the Board of Directors, or pursuant to a resolution approved by a majority of the Board of Directors.  Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the DGCL), dates and times as shall be specified in the respective notices or waivers of notice thereof.  Only business within the purpose or purposes described in the notice or waiver of notice required by these Bylaws may be conducted at a special meeting of the stockholders.  No stockholder shall have the power to require that a meeting of the stockholders be held or that any matter be voted on by the stockholders at any special meeting, except as required by law.

Section 3.               Notice.  Whenever stockholders are required or permitted to take action at a meeting, a written or printed notice of the meeting stating the place, date, time, the means of remote communications, if any, and, in the case of special meetings, the purpose(s), of such meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.               Quorum.  Except as otherwise provided by applicable law, these Bylaws or by the Corporation’s Certificate of Incorporation, as amended, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, the chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 6 of this Article, until a quorum shall be present or represented.

Section 5.               Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer or the President, if any, or in his or her absence by a Vice President, if any, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.               Adjourned Meetings.  Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting at which a quorum is present, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.               Vote Required.  When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the rules and regulations of any stock exchange or quotation system applicable to the Corporation, these Bylaws or the Corporation’s Certificate of Incorporation, as amended, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class, unless the question is one upon which by express provisions of an applicable law, the rules and regulations of any stock exchange or quotation system applicable to the Corporation, these Bylaws or the Corporation’s Certificate of Incorporation, as amended, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8.               Voting Rights.  Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation, as amended, of the Corporation, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 9.               Proxies.  Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by proxy.  A proxy must be executed by the stockholder granting the proxy or by his, her or its attorney-in-fact.  No proxy shall be voted or acted upon after the expiration of three years from its date, unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 10.             Stockholders List.  The Secretary shall prepare and make available, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the place of the meeting for the duration of the meeting, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 11.             Notice of Stockholder Business and Nominations.

(a)           Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Chairman of the Board or the Board of Directors generally, (B) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or (C) by any stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii)           For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (C) of paragraph (a)(i) of this Bylaw (or before a special meeting of stockholders pursuant to paragraph (b) of this Bylaw), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred and twenty days prior to the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if the Corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty days from the date of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered within a reasonable time before the Corporation prints and mails its proxy materials in connection with the annual meeting.  In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case including any successor rule or regulation thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name, address and phone number of such beneficial owner, (2) the number and class of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any and all arrangements or understandings between such stockholder and such beneficial owner, (4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)          Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement made by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred and twenty days prior to the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting, a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  Only such business as shall have been brought before the special meeting of the stockholders pursuant to the notice or waiver of notice of the meeting shall be conducted at such meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder’s notice as required by paragraph (a)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation within a reasonable time before the Corporation prints and mails its proxy materials in connection with such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)           General.

(i)            Other than as set forth in Article III, Section 4 hereof, only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw.  Except as otherwise provided by law or by the Corporation’s Certificate of Incorporation, as amended, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(ii)           The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.

(iii)          In advance of any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability and may perform such other duties not inconsistent herewith as may be requested by the Corporation.

(iv)          For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(v)           Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.  Nothing in this Bylaw shall be deemed to affect any right of (A) a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation, as amended.

Section 12.             No Stockholder Action by Written Consent or Telephone Conference.  Except as otherwise provided by or fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of holders of any series of preferred stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing or by telephone to the taking of any action is specifically denied.

Section 13.             Postponement and Cancellation of Meeting.  Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1.               Genera1 Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 2.               Number, Election and Term of Office.  Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, the number of directors which shall constitute the Board of Directors shall be between five (5) and nine (9), to be fixed exclusively pursuant to a resolution adopted by a majority of the Board of Directors.  The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  Except as provided in Section 4 of this Article III, directors shall be elected at the annual meeting of the stockholders.  Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Removal and Resignation.  Any director may resign at any time upon delivery of written notice of such resignation, signed by such director, to the Board of Directors, the Chairman of the Board or the Chief Executive Officer.  Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt.  Any director may be removed at any time, but only for cause upon the affirmative vote of not less than 66-2/3% of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors at any meeting of such stockholders, including meetings called expressly for that purpose, and at which a quorum of stockholders is present.

Section 4.               Vacancies.  Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances and unless otherwise provided by the Certificate of Incorporation, as amended, of the Corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a vote of a majority vote of the holders of the Corporation’s outstanding stock entitled to vote thereon.  Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.  No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

Section 5.               Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders.  Notice of such annual meeting of the Board of Directors need not be given.  The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware), date and time of such meetings.  Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally.

Section 6.               Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the Chief Executive Officer or the President, or by a majority of the directors, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings.  Special meetings of the Board of Directors may be called on at least twenty-four hours’ notice to each director or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, if notice is given to each director personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on three days’ notice from the official date of deposit in the mail if notice is mailed to each director, addressed to him or her at his or her usual place of business.  Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate of Incorporation, as amended.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing either before or after such meeting.

Section 7.               Quorum, Required Vote and Adjournment.  A majority of the total number of directors then in office shall constitute a quorum for the transaction of business.  Except as otherwise provided by the Certificate of Incorporation, as amended, these Bylaws or applicable law, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.               Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer of the President, if any, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 9.               Telephonic Meetings.  Members of the Board of Directors may participate in and act at any meeting of the Board of Directors through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 10.             Waiver of Notice and Presumption of Assent.  Any member of the Board of Directors who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to any member who voted in favor of such action.

Section 11.             Action by Written Consent.  Unless otherwise restricted by the Corporation’s Certificate of Incorporation, as amended, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board of Directors.

Section 12.             Reliance on Accounts and Reports, etc.  A director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 13.             Compensation of Directors.  Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees, other compensation for their services as directors and reimbursement of expenses, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV

COMMITTEES

Section 1.               Committees.  The Board of Directors shall, by resolution passed by a majority of the directors, designate a compensation committee, a nominating and governance committee, an audit committee and, from time to time, such other committees to serve at the pleasure of the Board of Directors.  Each committee shall consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in such resolution or these Bylaws, shall have and may exercise the powers of the Board of Directors in the management and affairs of the Corporation.  Such committee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 2.               Committee Rules.  Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee or the charter adopted by the Board of Directors for such committee.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V

OFFICERS

Section 1.               Number.  Unless otherwise determined by the Board of Directors, the officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers as the Board of Directors or the Chief Executive Officer may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.  Any number of offices may be held by the same person, except that no person may simultaneously hold the office of President and Secretary.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.               Election and Term of Office.  The Chief Executive Officer, President, Secretary and Treasurer of the Corporation shall be elected annually by the Board of Directors at its annual meeting.  The Board of Directors may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or by the Chief Executive Officer.  Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors.  Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.               Removal and Resignation.  Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Designation of an officer shall not itself create contract rights.  Any officer may resign at any time upon delivery of written notice of such resignation, signed by such officer, to the Board of Directors, the Chief Executive Officer or the President.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4.               Vacancies.  Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.               Compensation.  Compensation of all officers shall be fixed by the Board of Directors or a committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.               Chief Executive Officer.  The Chief Executive Officer shall have the general control and management of the business and affairs of the Corporation, under the direction of the Board of Directors.  He or she shall have power: (i) to select and appoint all necessary officers and employees of the Corporation except such officers as under these Bylaws are to be elected by the Board of Directors, (ii) to remove all appointed officers or employees whenever he or she shall deem it necessary, and to make new appointments to fill the vacancies, and (iii) to suspend from office for cause any elected officer, which shall be forthwith declared in writing to the Board of Directors.  The Chief Executive Officer shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

Section 7.               President.  The President shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be determined by the Board of Directors or the Chief Executive Officer.  In the absence of both the Chairman and the Chief Executive Officer, the President shall preside at meetings of the stockholders and of the directors.  If the Board of Directors shall not have elected a Chief Executive Officer, the President shall have such authority and shall perform such additional duties as in these Bylaws is provided for the office of Chief Executive Officer.

Section 8.               Vice Presidents and Assistant Vice Presidents.  Each Vice President and each Assistant Vice President shall have such powers and perform all such duties as from time to time may be determined by the Board of Directors, the Chief Executive Officer, the President or the senior officer to whom such officer reports.

Section 9.               The Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book(s) to be kept for that purpose.  Under the Chief Executive Officer’s or President’s supervision, the Secretary shall (i) give, or cause to be given, all notices required to be given by these Bylaws or by law; (ii) have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and (iii) have custody of the corporate seal of the Corporation.  The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  The Assistant Secretaries shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or Secretary may, from time to time, prescribe.

Section 10.             The Treasurer and Assistant Treasurers.  The Treasurer shall (i) have the custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (iii) deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board of Directors; (iv) cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; (v) render to the Chief Executive Officer, the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and (vi) have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or Treasurer may, from time to time, prescribe.

Section 11.             Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12.             Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

Section 13.             Security.  The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

Section 14.             Compensation.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors, provided, however, that, except to the extent otherwise required by applicable law or the rules and regulations of any stock exchange or quotation system applicable to the Corporation, the Board of Directors may by resolution delegate to the Chief Executive Officer the power to fix compensation of non-elected officers and agents appointed by the Chief Executive Officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of such officer’s compensation.

ARTICLE VI

INDEMNIFICATION

Section 1.               Nature of Indemnity.  The Corporation shall indemnify to the fullest extent authorized by the DGCL, as the same exists or may hereafter may be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (hereinafter, a “Proceeding”), whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalities and amounts paid or to be paid in settlement) reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article VI with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify and advance expenses to any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation.

Section 2.               Recovery of Unpaid Indemnification.  If a claim under Section 1 of this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.               Successful Defense.  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1 of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.               Preservation of Other Rights.  The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.               Insurance.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director or officer of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her or incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

Section 6.               Expenses.  Expenses incurred by any person described in Section 1 of this Article VI in defending a Proceeding shall be paid by the Corporation in advance of such Proceeding’s final disposition and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VI or otherwise.

Section 7.               Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.  The expenses incurred by such employees and agents may also be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 8.               Contract Rights.  The provisions of this Article VI shall be deemed to be a contract right, and any repeal or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 9.               Severability.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer and any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 10.             Appearance as a Witness.  Notwithstanding any other provision of this Article VI, the Corporation shall pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1.               Form.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by (i) the Chairman of the Board, if any, the President or a Vice President and (ii) the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.  If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such Chairman of the Board, the Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary may be facsimiles.  In case any officer(s) who have signed, or whose facsimile signature(s) have been used on, any such certificate(s) shall cease to be such officer(s) of the Corporation whether because of death, resignation or otherwise before such certificate(s) have been delivered by the Corporation, such certificate(s) may nevertheless be issued and delivered as though the person or persons who signed such certificate(s) or whose facsimile signature(s) have been used thereon had not ceased to be such officer(s) of the Corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

Section 2.               Transfer.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 3 of this Article, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.               Lost, Stolen or Destroyed Certificates.  The Corporation may direct a new certificate(s) of like kind to be issued in place of any certificate(s) previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate(s), the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate(s), or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.               Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.               Fixing a Record Date for Other Purposes.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.               Registered Stockholders.  Prior to the surrender to the Corporation of the certificate(s) for a share(s) of stock with a request to record the transfer of such share(s), the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.               Dividends.  Subject to any applicable provisions of law and the Certificate of Incorporation, as amended, dividends upon the capital stock of the Corporation, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, as amended.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum(s) as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve(s) to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 2.               Checks, Drafts or Orders.  All checks, drafts or other orders for the payment of money by the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3.               Contracts.  The Board of Directors may authorize any officer(s) or any agent(s) of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.               Fiscal Year.  Unless otherwise fixed by resolutions of the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

Section 5.               Corporate Seal.  The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.               Voting Securities Owned By Corporation.  Voting securities in any other corporation held by the Corporation shall be voted by the Chief Executive Officer or President, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer.  Any person authorized to vote securities shall have the power to appoint proxies with general power of substitution.

Section 7.               Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.               Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Corporation’s Certificate of Incorporation, as amended, the General Corporation Law of the State of Delaware or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

AMENDMENTS

Subject to any express provision in the Certificate of Incorporation, as amended, to the contrary, these Bylaws may be amended, altered or repealed:

(a)           by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors without the assent or vote of the stockholders of the Corporation if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b)           at any regular or special meeting of the stockholders upon the affirmative vote of not less than two-thirds (66-2/3%) of the holders of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.